EXHIBIT 99.1

VolitionRx Limited Announces Second Quarter 2024 Financial Results and Business Update

Conference call to discuss financial and operational results scheduled for

Thursday, August 15 at 8:30 a.m. U.S. Eastern Time

Henderson, Nevada, August 14, 2024 /PRNewswire/ -- VolitionRx Limited (NYSE AMERICAN: VNRX) (“Volition”), a multi-national epigenetics company, today announced financial results and a business update for the second quarter of 2024.  Volition management will host a conference call tomorrow, August 15 at 8:30 a.m. U.S. Eastern Time to discuss these results. Conference call details can be found below.

Highlights in the first half of 2024

•	Expanded access to the Nu.Q® Vet Cancer Test – now available for purchase in 17 countries worldwide.
•	Sold over 60,000 Nu.Q® Vet Cancer Tests in the first half of 2024 versus 58,000 tests for the full year of 2023.
•	Engaged in active commercial discussions with significant players in the liquid biopsy, IVD, sepsis and oncology space.
•	Prepared Data Rooms for potential near-term licensing opportunities.

Cameron Reynolds, President and Group Chief Executive Officer, said:

“So far this year we have successfully supported our veterinary licensing and distribution partners to launch our Nu.Q® Vet Cancer test and I am delighted that we have sold more tests in the first half of 2024 than the whole of 2023.

“We have also made significant progress in readying our Nu.Q® NETs product for sepsis, Nu.Q® Lung Cancer and Capture-PCRTM technologies for licensing. We have a large amount of study data that we expect is close to being ready for inclusion in the data rooms and we have received expressions of interest from key industry players.

“Our focus in the second half of 2024 will include negotiating our first licensing deal in the human space and to that end, PharmaVentures, a respected, international advisory company with a proven track record, has recently been engaged to act as an advisor to Volition to help secure licensing deals for both Nu.Q® Cancer and Capture-PCR™.”

Financial Highlights

•	Revenue in the second quarter of 2024 was up 83% over the prior year, at $396,000.
•	First half revenue was $567,000, up 55% over the prior year.
•	Cost reduction measures underway with a target of $10 million in annualized reductions, with operating expenses in the second quarter down 24% over the prior year.
•	Cash and cash equivalents as of June 30, 2024, totaled approximately $6.0 million.
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Subsequent to quarter end, completed a registered direct offering of common stock, and warrants to purchase common stock, to an institutional investor for $7 million in gross proceeds to Volition at closing and up to an additional $14.5 million of potential aggregate gross proceeds upon the exercise in full on a cash basis of milestone-linked warrants issued to the investor in the transaction.

Event: VolitionRx Limited Second Quarter 2024 Earnings and Business Update Conference Call

Date: Thursday, August 15, 2024

Time: 8:30 a.m. U.S. Eastern Time

U.S. & Canada Dial-in: 1-877-407-9716 (toll free)

U.K. Dial-in: 0 800 756 3429 (toll free)

Toll/International: 1-201-493-6779

Conference ID: 13747711

Louise Batchelor, Group Chief Marketing & Communications Officer will host the call along with Cameron Reynolds, President and Group Chief Executive Officer of Volition, Terig Hughes, Group Chief Financial Officer and Dr. Andrew Retter, Chief Medical Officer. The call will provide an update on important events that have taken place in the second quarter of 2024 and upcoming milestones.

A live audio webcast of the conference call will also be available on the investor relations page of Volition’s corporate website at https://ir.volition.com. In addition, a telephone replay of the call will be available until August 29, 2024. The replay dial-in numbers are 1-844-512-2921 (toll-free) in the U.S. and Canada and 1-412-317-6671 (toll) internationally. Please use replay pin number 13747711.

About Volition

Volition is a multi-national company focused on advancing the science of epigenetics. Volition is dedicated to saving lives and improving outcomes for people and animals with life-altering diseases through earlier detection, as well as disease and treatment monitoring.

Through its subsidiaries, Volition is developing and commercializing simple, easy to use, cost-effective blood tests to help diagnose and monitor a range of diseases, including some cancers and diseases associated with NETosis, such as sepsis. Early diagnosis and monitoring have the potential not only to prolong the life of patients, but also improve their quality of life.

Volition's research and development activities are centered in Belgium, with an innovation laboratory and office in the U.S. and additional offices in London and Singapore.

The contents found at Volition's website address are not incorporated by reference into this document and should not be considered part of this document. Such website address is included in this document as an inactive textual reference only.

Media Enquiries:

Louise Batchelor/Debra Daglish, Volition, mediarelations@volition.com  +44 (0)7557 774620

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Safe Harbor Statement

Statements in this press release may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that concern matters that involve risks and uncertainties that could cause actual results to differ materially from those anticipated or projected in the forward-looking statements. Words such as “expects,” “anticipates,” “intends,” “plans,” “aims,” “targets,” “believes,” “seeks,” “estimates,” “optimizing,” “potential,” “goal,” “suggests,” “could,” “would,” “should,” “may,” “will” and similar expressions identify forward-looking statements. These forward-looking statements relate to, among other topics, the exercise of the milestone-linked warrants upon the achievement of such milestone events or otherwise prior to their expiration, Volition’s expectations related to revenue opportunities and growth, the timing, completion, success and delivery of data from clinical studies, the timing of publications, the effectiveness of Volition’s cost reduction measures, the effectiveness and availability of Volition’s blood-based diagnostic, prognostic and disease monitoring tests, Volition’s ability to develop and successfully commercialize such test platforms for early detection of cancer and other diseases as well as serving as a diagnostic, prognostic or disease monitoring tools for such diseases, and Volition’s success in securing licensing and/or distribution agreements with third parties for its products. Volition’s actual results may differ materially from those indicated in these forward-looking statements due to numerous risks and uncertainties, including, without limitation, results of studies testing the efficacy of its tests. For instance, if Volition fails to develop and commercialize diagnostic, prognostic or disease monitoring products, it may be unable to execute its plan of operations. Other risks and uncertainties include Volition’s failure to obtain necessary regulatory clearances or approvals to distribute and market future products; a failure by the marketplace to accept the products in Volition’s development pipeline or any other diagnostic, prognostic or disease monitoring products Volition might develop; Volition’s failure to secure adequate intellectual property protection; Volition will face fierce competition and Volition’s intended products may become obsolete due to the highly competitive nature of the diagnostics and disease monitoring market and its rapid technological change; downturns in domestic and foreign economies; and other risks, including those identified in Volition’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as other documents that Volition files with the Securities and Exchange Commission. These statements are based on current expectations, estimates and projections about Volition’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are made as of the date of this release, and, except as required by law, Volition does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

Nucleosomics™, Capture-PCR™ and Nu.Q® and their respective logos are trademarks and/or service marks of VolitionRx Limited and its subsidiaries. All other trademarks, service marks and trade names referred to in this press release are the property of their respective owners.  Additionally, unless otherwise specified, all references to “$” refer to the legal currency of the United States of America.

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